                                                            EXHIBIT NO. 99.11(a)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 33-1657 on Form N-1A of our reports dated July 7, 1998, on the financial statements and financial highlights of MFS/Foreign & Colonial Emerging Markets Equity Fund, MFS International Growth and Income Fund and MFS International Growth Fund included in the 1998 Annual Reports to Shareholders.



                                                     ERNST & YOUNG LLP
                                                     -----------------
                                                     Ernst & Young LLP


Boston, Massachusetts
September 23, 1998